EXHIBIT 23.1
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the use of our reported dated March 12, 1998, on our audit of the financial statements of Transnational Financial Corporation included in the registration statement on Form SB-2 in connection with the offering of common stock of Transnational Financial Corporation. We also consent to the reference to our Firm under the caption "Experts."



                                                        /s/ Moss Adams LLP
San Francisco, California
April 17, 1997